UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
COMARCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMARCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held
June 23, 2010
To the Shareholders of Comarco, Inc.:
     The 2010 Annual Meeting of the Shareholders of Comarco, Inc., a California corporation (the “Company”), will be held on June 23, 2010 at 10:30 a.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, for the following purposes:
     1. To elect five Directors;
     2. To ratify the appointment by the Company’s Audit and Finance Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011; and
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only holders of record of the Company’s common stock at the close of business on May 27, 2010 are entitled to notice of and to vote at the Annual Meeting.
     The Board of Directors of the Company intends to present Robert J. Majteles, Gerald D. Griffin, Jeffrey R. Hultman, Samuel M. Inman, III, and Richard T. LeBuhn as nominees for election as directors at the annual meeting.
     Each shareholder is cordially invited to attend and vote in person at the meeting. TO ASSURE REPRESENTATION AT THE MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Shareholders who attend the meeting may still vote in person, even if they have previously voted by proxy.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Alisha K. Charlton
Alisha K. Charlton, Secretary
Lake Forest, California
June 1, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2010
     This proxy statement and the Company’s 2010 Annual Report to Shareholders are available online at www.edocumentview.com/cmro.

COMARCO, INC.
25541 Commercentre Drive, Suite 250
Lake Forest, CA 92630
(949) 599-7400

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held
June 23, 2010
GENERAL INFORMATION
     The Board of Directors (the “Board”) of Comarco, Inc., a California corporation (the “Company” or “Comarco”), is soliciting proxies to be voted at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 23, 2010 at 10:30 a.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, or any postponement(s) or adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders may obtain directions to the Annual Meeting by writing to the Company at its corporate offices or by calling (949) 599-7400. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about June 1, 2010.
     A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company an instrument in writing revoking the proxy, (2) filing with the Secretary of the Company a duly executed proxy bearing a later date or (3) attending the Annual Meeting and voting the shares in person. In the absence of such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted “FOR” each of the nominees of the Board and “FOR” the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011 (“fiscal 2011”), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting. If you sign and return the enclosed proxy, and if cumulative voting procedures are in effect, the proxyholders named in the accompanying proxy will have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.
     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company. The Company may make arrangements with various brokerage houses or other nominees to send proxy materials to the beneficial owners of stock and may reimburse them for their reasonable expenses in connection therewith.
     The Company’s officers, employees and directors may supplement the original solicitation of proxies personally or by telephone, facsimile, email, mail or other means of communication. We will pay no additional compensation to such persons for any of these activities. Additionally, the Company may engage a proxy solicitation firm to assist in the solicitation of proxies personally or by telephone, facsimile, email, mail or other means of communication, although it has no present plans to do so. If the Company engages a proxy solicitation firm to assist in the solicitation of proxies, the Company estimates that the fees paid to such firm would not exceed $5,000 plus out-of-pocket expenses.
     If a shareholder shares an address with another shareholder, each shareholder may not receive a separate copy of our proxy materials, our annual report on Form 10-K and most other mailings, unless we have received contrary instructions from one or more of the shareholders at such address. Shareholders who do not receive a separate copy of our proxy materials and 2010 annual report and who would like to receive a separate copy in their name may upon request receive a separate copy by calling (949) 599-7551 or by writing to Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, Attn: Corporate Secretary. Shareholders who share an address and receive multiple copies of our proxy materials and annual report can also request to receive only one copy, or any shareholder may request additional copies, by following the instructions above. The request to eliminate duplicate copies of mailings to a household must be made by each person in the household entitled to receive the materials.
     The notice of annual meeting, this proxy statement and the Company’s 2010 Annual Report to Shareholders are available online at www.edocumentview.com/cmro.
     Attendance at the Annual Meeting is limited to shareholders and holders of valid proxies. You may be asked to present a valid form of government-issued personal identification such as a driver’s license or passport. Cameras and other recording devices will not be permitted at the Annual Meeting. If your shares are held in street name and you would like to attend the Annual Meeting, you should ask the broker, bank, trust or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.
VOTING RIGHTS
     The Company’s only outstanding class of voting securities is its common stock. Only shareholders of record at the close of business on May 27, 2010 will be entitled to vote at the Annual Meeting. At May 27, 2010, there were 7,326,569 shares of common stock outstanding. The holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each share is entitled to one vote, except that each shareholder is entitled to cumulate his or her shares in the election of directors, provided that at least one shareholder has given notice at the Annual Meeting and prior to the voting of the shareholder’s intention to do so. If cumulative voting is in effect, each shareholder may cumulate votes for one or more candidates, provided that the name(s) of such candidate or candidates have been placed in nomination prior to the voting. To cumulate votes, a shareholder may vote for any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or alternatively, distribute any such votes among as many of the candidates as the shareholder thinks fit. If cumulative voting procedures are invoked, the proxy holders indicated in the accompanying proxy will have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.
     We encourage you to vote promptly. You may vote in one of the following ways:
          By Mail. If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.
          By Telephone. If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.
          By Internet. If you are a holder of record, you can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.
          At the Annual Meeting. The way you vote your shares of common stock now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Annual Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on May 27, 2010. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy.

     Whether or not you attend the Annual Meeting, if your shares of common stock are held by a broker, bank or other nominee in “street name,” then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.
     If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on your behalf on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors is not considered a “routine” matter under applicable rules. Therefore, a broker or other nominee cannot vote your shares on the election of directors without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company urges you to provide voting instructions to the organization that holds your shares. The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2011 is considered a “routine” matter under the applicable rules and a broker or other nominee may generally vote your shares on this matter without instructions from you.
     Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.
     With respect to the election of directors, the five nominees receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of any director.
     An affirmative vote of the holders of a majority of shares of common stock present, or represented by proxy at the Annual Meeting, and voting on the proposal, together with the affirmative vote of a majority of the required quorum, will be required to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the determination of whether the proposal to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm has received the vote of a majority of the shares of common stock present or represented by proxy and voting on the proposal. However, abstentions and broker non-votes could prevent the approval of the proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

Item 1 on Proxy Card
ELECTION OF DIRECTORS
     Five directors will be elected at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Robert J. Majteles, Gerald D. Griffin, Jeffrey R. Hultman, Samuel M. Inman, III, and Richard T. LeBuhn for election as directors.
     Each nominee has consented to be named in the Proxy Statement as a nominee and has agreed to serve as a director if elected. Directors are elected at each annual meeting to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Unless cumulative voting is in effect, it is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the five nominees of the Board. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for the remainder of the nominees and for such substitute nominee or nominees as may be selected by the Board, unless a shareholder withholds authority to vote his shares (i) for all of the nominees by so indicating on the enclosed proxy card or (ii) for any one or more of the nominees by checking their names in the space provided on such card, in which case his shares will not be voted for such nominee or nominees. If cumulative voting is in effect for the election of directors, the proxy holders named in the Company’s proxy will have the discretion to cumulate votes as provided by California law (see “VOTING RIGHTS” above) and to distribute such votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.
     All of the nominees are currently serving as directors of the Company and were elected at the 2009 Annual Meeting of Shareholders.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S NOMINEES.
     The following table sets forth information concerning the nominees and is followed by a brief biography of each nominee.

			Year First
			Elected	Other Public Company
Name	Age	Principal Position	Director	Directorships
Robert J. Majteles	45	Chairman of the Board	2008	U.S. Auto Parts Network, Inc.; Unify Corporation; Adept Technology, Inc.; iPass Inc.
Gerald D. Griffin	75	Director	1986	None
Jeffrey R. Hultman	70	Director	2000	None
Samuel M. Inman, III	59	Director and President and Chief Executive Officer	2007	None
Richard T. LeBuhn	45	Director	2008	None
     Mr. Majteles was appointed to the Board on June 25, 2008, and became Chairman of the Board on December 16, 2008. Mr. Majteles has been the managing partner of Treehouse Capital, LLC (“Treehouse”), an investment firm, for more than the past five years. In addition, Mr. Majteles is a Lecturer at the Haas School of Business and the Boalt Hall School of Law at the University of California, Berkeley, and currently serves as the Director of the Entrepreneurship Program at the Berkeley Center for Law, Business and the Economy. Mr. Majteles holds a B.A. from Columbia University and a J.D. from Stanford University. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse pursuant to which Treehouse, through Mr. Majteles, provides certain advisory services for the funds on request. If Mr. Majteles’ services are requested by the funds with respect to a particular portfolio investment, Treehouse is entitled to 10% of the funds’ “net gain” (as defined in the agreement) or “net loss” (as defined in the agreement) on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse or Mr. Majteles directly. Under the agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to shareholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a member of our Board of Directors pursuant to this agreement.
     Mr. Majteles’ qualifications to serve on our Board of Directors include, among other skills and qualifications, his current activities as founder and managing partner of Treehouse Capital LLC, an investment firm; his extensive experience serving on and chairing boards of directors and audit, compensation and nominating and governance committees; his prior experiences as a chief executive officer of three technology companies; his prior experiences as an investment banker and an attorney; and his activities as the Director of the Entrepreneurship Program at the Berkeley Center for Law, Business and the Economy. Mr. Majteles’ breadth of service on boards of directors includes previous directorships with Rovi Corporation, Merriman Curhan and Ford, Phoenix Technologies and WorldHeart.
     Mr. Griffin has been an executive consultant in the fields of executive search, aerospace and finance since 1992. From 1988 to 1992, Mr. Griffin was Managing Director of the Houston office of Korn/Ferry International. From 1988 to 1998, Mr. Griffin was the non-executive Chairman of the Board of Comarco, Inc. From 1986 to 1988, he was President and Chief Executive Officer of the Greater Houston Chamber of Commerce. From 1982 to 1986, Mr. Griffin was Director of the NASA Johnson Space Center in Houston, Texas. In 1998, Mr. Griffin was a founding director of Bank of the Hills, N.A., which in 2006 became a branch of Sterling Bank, and he continues to serve as a director of the branch board. Mr. Griffin also serves on the advisory board of MEI Technologies, Inc., a Houston-based aerospace company, and as an advisor to Astrolabe Ventures, a Palo Alto/Paris-based venture capital firm. Mr. Griffin holds a B.S. in Aeronautical Engineering from Texas A&M University.
     Mr. Griffin’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his over 22 years spent as an executive consultant, including in the fields of executive search and finance, his significant management and executive experience, his service on other corporate boards and committees, as well his extensive knowledge about the Company gained from his nearly 25 years of service as a Company director.
     Mr. Hultman most recently served as the Chief Executive Officer of Energy King, Inc., a provider of residential heating, venting and air conditioning system services, a position he held from May 2008 to May 2010. He was the Chief Executive Officer and a Director of IPTV, Inc., a video internet commerce company, from October 2007 to March 2008. He was the Chief Executive Officer and a Director of Siena Technologies, Inc., a company that designs and installs specialty communication systems, from March 2005 to May 2007. From November 2002 to May 2004, Mr. Hultman was CEO of EdgeFocus, Inc., a high-speed wireless internet company. From 1998 to March 2002, Mr. Hultman was a partner in Big Bear Sports Ranch, a sports summer camp for school-age children. From 1991 through 1997, he was Chief Executive Officer of Dial Page, Inc., a provider of wireless telecommunications throughout the Southeastern United States. From 1987 through 1991, he was Chief Executive Officer of PacTel Cellular. Prior to 1987, Mr. Hultman was an executive with Pacific Bell. Mr. Hultman holds a B.S. in Agricultural Economics and an M.S. in Business Management from the University of California, Davis.
     Mr. Hultman’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his more than 20 years as a senior corporate executive at a variety of companies, his broad range of management experiences, as well as his ability to provide guidance and advice to the board on a variety of matters. In addition, the Board of Directors has determined that Mr. Hultman meets the definition of “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.
     Mr. Inman was appointed interim President and Chief Executive Officer on March 10, 2008 and on July 3, 2008 the Board of Directors acted to remove the “interim” designation and confirmed his appointment as President and Chief Executive Officer. Mr. Inman has served as director of several private technology companies since June 2006. He was Executive Chairman of Think Outside (a developer and marketer of foldable keyboards) from April 2003 until its sale to Mobility, Inc. in June 2006. From June 1998 until its sale to Sanmina, SCI in July 2002 (and until December 2002 as a consultant to Sanmina), Mr. Inman was Co-Chief Executive Officer and Chairman of the Board of Advisors of Viking Components, Inc. (a designer and manufacturer of memory modules). From January 1996 to January 1998, he was President and Chief Executive Officer, and from April 1995 through December 1995, he was President and Chief Operating Officer, of Centura Software Corporation (formerly Gupta Corporation) (a provider of secure databases and development solutions). From May 1993 to June 1994, Mr. Inman was President of Ingram Micro (a wholesale distributor of technology products and services). From 1972 through September 1993, Mr. Inman held various positions with International Business Machines (“IBM”), ending as President of IBM PC Company, Americas from July 1992 to September 1993. Mr. Inman holds a B.S. in Mathematics from Purdue

University and an Executive Program Certification–Director Training from the Anderson School of Management at the University of California, Los Angeles.
     Mr. Inman’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his role as our Chief Executive Officer, his experience gained from serving on the boards of several technology-based companies and his nearly 20 years of experience in executive leadership positions at a variety of technology companies.
     Mr. LeBuhn has served since June 2006 as Senior Vice President at Broadwood Capital, Inc., a private investment company that beneficially owns more than 5% of our outstanding common stock. Previously, Mr. LeBuhn was a Principal at Broadfield Capital Management, LLC, an investment advisory services firm, from May 2005 to June 2006 and a Vice President at Derchin Management, another management services firm, from July 2002 to May 2005. Earlier in his career, Mr. LeBuhn founded an investment analysis and financial advisory firm and served as an operating business manager for Chubb and Son, Inc., the property and casualty insurance division of The Chubb Corporation. Mr. LeBuhn holds a B.A. from St. Lawrence University and an MBA in Finance from Columbia University Graduate School of Business.
     Mr. LeBuhn’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his extensive experience as an investor in public companies, including technology related companies, his extensive financial analyst background, his financial and management experience, and his ability to provide advice on various matters, including matters pertaining to corporate governance.
     No nominee has any family relationship with any other nominee or with any of the Company’s executive officers.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE
BOARD
     During the fiscal year ended January 31, 2010 (“fiscal 2010”), the Company’s Board met 12 times. Each of the Company’s directors attended at least 75 percent of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees on which he served, during the period for which he was a director or committee member during the Company’s last fiscal year. The Board has a policy that each member of the Board should make every reasonable effort to attend each annual meeting of shareholders, and all five of the Company’s then current directors were in attendance at the 2009 Annual Meeting of Shareholders.
     The Board of Directors appointed Mr. Robert J. Majteles as Chairman of the Board in December 2008. In his capacity as Chairman of the Board, Mr. Majteles consults regularly with the President and Chief Executive Officer and other members of management, is the principal liaison to the non-management directors, works with the President and Chief Executive Officer in preparing the agenda for Board meetings and chairs the executive sessions of the Board. Prior to Mr. Majteles’ appointment as Chairman of the Board, Mr. Hultman served as Lead Director.
Independence of Committee Members
     The standing committees of the Board described below are each comprised of independent directors under Rule 5605(a)(2) of the NASDAQ Listing Rules.
Board Leadership Structure and Role in Risk Oversight
     There are currently five members of the Board of Directors: one management director and four independent non-management directors. The Board has three standing committees: Audit and Finance, Compensation and Nominating and Corporate Governance. All of the Board committees are comprised solely of independent, non-management directors. The committee chairs set the agendas for their respective committees and report to the full Board on their work. The roles of Chairman and Chief Executive Officer are split. The role of Chairman is currently held by Mr. Majteles, an independent, non-management director. Mr. Majteles was elected Chairman due to his extensive public company leadership skills and experience.
     The entire Board has an active role, as a whole and also at the committee level, in risk oversight of the Company. The Board regularly receives, reviews and discusses information regarding risks related to the Company’s results of operations, business, strategy, financial position and liquidity. Each of the Board’s committees also reviews the risks related to that Committee’s areas of responsibility and reports to the Board regarding such matters. The Audit and Finance Committee serves as the Board’s representative for the oversight of risks related to, among other things, the Company’s financial statements and compliance with legal, regulatory and ethical requirements. The Nominating and Corporate Governance Committee monitors risks associated with the Company’s director nomination process and corporate governance practices. The Compensation Committee oversees compensation-related risks, including, among other things, by evaluating the Company’s compensation plans, policies and programs.
Audit and Finance Committee
     The Audit and Finance Committee monitors the quality and integrity of the Company’s financial statements, internal controls, risk management and legal and regulatory compliance. In addition, the Audit and Finance Committee oversees the accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the independence, qualifications and performance of the Company’s independent registered public accounting firm. In this capacity, the Audit and Finance Committee determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm, pre-approves all audit and permitted non-audit services and reviews the scope and results of each fiscal year’s outside audit. The current members of the Audit and Finance Committee are Messrs. Griffin, who chairs the committee, Hultman and Majteles. The Board of Directors has determined that the members of the Audit and Finance Committee are independent as defined under Rule 10A-3(b) promulgated by the Securities and Exchange Commission (the “SEC”) and that Mr. Hultman is an “audit committee financial expert” for purposes of the rules and regulations of the SEC. Additionally, the Board has determined that each of Messrs. Griffin, Hultman and Majteles understands fundamental financial statements, including a balance sheet, income statement and cash flow statement, and meets the other requirements for audit committee members prescribed by the NASDAQ Listing Rules. The Audit and Finance Committee met six times during fiscal 2010.
Compensation Committee
     The Compensation Committee assists the Board by discharging the Board’s responsibilities with respect to the compensation and benefits of the Company’s executive officers and directors. In this regard, the Compensation Committee evaluates and administers the Company’s compensation policies and programs. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance and sets the CEO’s compensation level based on this evaluation. For other Company executives, the Compensation Committee reviews and approves corporate goals and objectives, evaluates, in consultation with the CEO as the Compensation Committee deems appropriate or necessary, executive performance and sets compensation levels. In addition to executive compensation, the Compensation Committee reviews and assists the Board in establishing compensation policies for directors and committees of the Board. The Compensation Committee also administers the Company’s incentive and equity-based compensation plans. The Compensation Committee did not delegate any of its authority in fiscal 2010. The current members of the Compensation Committee are Messrs. Hultman, who chairs the committee, Griffin and LeBuhn.
     In accordance with its charter, the Compensation Committee has the sole authority, as it deems appropriate, to retain and/or replace as needed any compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary, desirable or appropriate. The Compensation Committee retained an external consultant, Hay Group Inc., to provide the Compensation Committee with information and advice regarding executive compensation strategies during fiscal 2010. The Compensation Committee met four times during fiscal 2010.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee assists the Board in identifying, evaluating and recommending candidates for election to the Board and its Committees, including reviewing and evaluating the size, structure and composition of the Board and its Committees. The Nominating and Corporate Governance Committee’s corporate governance responsibilities include providing oversight for evaluating the Board and management, and developing, recommending and reassessing the Company’s corporate governance guidelines and overall corporate governance of the Company. The current members of the Nominating and Corporate Governance Committee are Messrs. Majteles, who chairs the committee, Griffin and LeBuhn. The Nominating and Corporate Governance Committee met once during fiscal 2010.
     The Board has adopted written charters for the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee setting forth the roles and responsibilities of each committee. Each of the charters is available on the Company’s website at www.comarco.com. Information provided on the Company’s website, however, does not form a part of this proxy statement.
CORPORATE GOVERNANCE
Director Independence
     The Board of Directors has determined that except for Mr. Inman, each individual who currently serves as a member of the Board is an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Inman is not considered independent as he is employed by the Company as its President and Chief Executive Officer.

Executive Sessions of Independent Directors
     It is the policy of the Board that the Company’s independent directors meet separately without management directors at least twice each year, before or after regularly scheduled Board meetings, to discuss such matters as the independent directors consider appropriate. Mr. Majteles, Chairman of the Board, presides at these meetings. During fiscal 2010, the Company’s independent directors met separately three times.
Shareholder and Interested Party Communications with the Board of Directors
     Shareholders who desire to communicate with the Board or any director regarding any matter pertinent to the Company’s business or affairs may do so by writing (not via email) to the Comarco Board of Directors, Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, marked to the attention of an individual director’s name.
     The Company also has established a Compliance Hotline as a means of receiving and directing concerns from employees and any other persons relating to complaints regarding any accounting, internal audit controls or auditing matters. Confidential, anonymous reports of accounting and audit concerns may be made 24 hours a day, seven days a week. Communications may be confidential or anonymous, and may be communicated by calling the Compliance Hotline at: (800) 850-4727.
     In addition, anyone who has a concern about the conduct of the Company or any of its officers or employees, or about the Company’s accounting, internal controls, disclosure controls and procedures, auditing, compensation or governance matters may communicate that concern directly to the Audit and Finance Committee, the Nominating and Corporate Governance Committee or the Compensation Committee, as appropriate in light of the specific concern involved by writing (not via email) to the Chairman of the committee to which the comment is addressed, Comarco Board of Directors, Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630. Any concerns relating to accounting, internal controls, disclosure controls and procedures, auditing, corporate conduct or conduct of any corporate officer or employee shall be forwarded to the Chairman of the Audit and Finance Committee. The Company’s policies prohibit retaliation or adverse action against anyone for raising or helping to resolve an integrity concern.
Shareholder Recommendations of Director Candidates
     The Nominating and Corporate Governance Committee considers candidates for nomination as director proposed by any shareholder of the Company. Any shareholder recommendation is forwarded to the Chairman of the Nominating and Corporate Governance Committee.
     A shareholder must provide the following supporting information to recommend a candidate for nomination: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the candidate, a resume of his or her business and educational background, the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director and a signed consent of the candidate to serve as a director, if nominated and elected. The Nominating and Corporate Governance Committee, after reviewing this information, will determine whether the candidate meets the qualifications for committee-recommended candidates, including the objectives for the composition of the Board as a whole. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as director any differently because the candidate was recommended by a shareholder.
Evaluation of Director Candidates
     The Nominating and Corporate Governance Committee encourages selection of directors who will contribute to the Company’s overall corporate goals of technology leadership, effective execution, high customer satisfaction, superior employee working environment and creation and preservation of shareholder value. At a minimum, candidates recommended by the Nominating and Corporate Governance Committee must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders.
     The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates. These persons may include members of the Board, shareholders of the Company and management of the Company. The Board may also engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the Board shall set its fees and scope of engagement.
     Comarco’s Corporate Governance Guidelines set forth criteria which the Nominating and Corporate Governance Committee apply when evaluating the suitability of individual candidates for election or re-election to the Board. These criteria include, among other things, the candidate’s integrity, business acumen, experience, judgment, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Additionally, the Nominating and Corporate Governance Committee considers the backgrounds and qualifications of the directors, as a group, to provide a diversity of background, experience, knowledge and abilities to assist the Board in fulfilling its duties. When determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee takes into account the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to their activities.
Code of Ethics
     The Audit and Finance Committee has adopted a Code of Ethics for Senior Financial Officers to promote and provide for the honest and ethical conduct by the Company’s Senior Financial Officers, as well as for full, fair, accurate and timely financial management and reporting. The Company’s Senior Financial Officers include the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller. The Company expects all of these financial officers to act in accordance with the highest standards of professional integrity, to provide full and accurate disclosure in reports and other documents filed with the SEC and other regulators and in any public communications, to comply with all applicable laws, rules and regulations and to deter wrongdoing. The Company has also adapted the Director Code of Ethics and Standards of Business Conduct for all employees. Complete copies of the Code of Ethics for Senior Financial Officers, the Director Code of Ethics and the employee Standards of Business Conduct Policy are available on the Company’s website at www.comarco.com. The Company will provide copies of any of these documents to any person, without charge, upon receipt of a request addressed to the Corporate Secretary at Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.
Policy on Related Person Transactions
     Our Board of Directors has adopted a written policy and procedure for the review of any transaction, arrangement or relationship in which the Company was or is to be a participant and one of our executive officers, directors, director nominees or a 5 percent shareholder (or any member of the immediate family of any of the foregoing), or any entity in which persons listed above, either individually or in the aggregate, have a greater than 10 percent ownership interest, each of whom we refer to as a “related person,” has or will have a direct or indirect material interest. We refer to these transactions as “related person transactions.” The policy is administered by the Audit and Finance Committee.
     The policy calls for any proposed related person transaction to be reviewed and approved by our Audit and Finance Committee. Whenever practicable, the Committee will review, and, in its discretion, may approve the related person transaction in advance, but the policy also permits the Committee to consider and ratify transactions that have already occurred, when necessary. Any related person transactions that are ongoing in nature will be reviewed annually. The Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances. The policy also requires Committee review and approval of (1) any charitable contribution to an organization in which a related person serves as a director or trustee or is actively engaged in fund-raising and (2) any proposed transaction in which a related person may participate that involves a corporate opportunity of potential value to the Company. The policy provides that certain de minimis transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not covered under the policy.
     The Audit and Finance Committee may approve a related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interest of the Company and its shareholders. If the Audit and Finance Committee determines not to approve or ratify a related person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Committee will participate in any review or determination with respect to a related person transaction if the Committee member or any of his or her immediate family members is the related person.

     Since February 1, 2009, the Company has not been a party to, and has no plans to be a party to, any transaction or series of transactions in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
Non-Employee Director Compensation
     The annual cash retainer payable to our non-employee directors is $33,000 per year. Additional annual retainers for Chairman of the Board, Audit Committee Chairman, Compensation Committee Chairman and Nominating and Governance Chairman are $12,000, $6,000, $5,000 and $5,000, respectively. Non-employee directors who serve on, but do not chair, a committee of the Board are not paid any separate annual retainers for service on such committee. No separate meeting fees are paid for attendance at any Board or committee meetings. From time to time we may grant equity-based compensation to our non-employee directors. Prior to September 2009, the annual cash retainer payable to our non-employee directors was $48,000 per year with no separate retainers for committee membership or meeting attendance.
Director Compensation Table
     The following table details the cash retainers and fees, as well as equity compensation in the form of stock awards earned by our non-employee directors during fiscal 2010:

	Fees Earned or	Stock
	Paid in Cash	Awards (1)	Total
Name	($)	($)	($)
Gerald D. Griffin	$44,250	$50,000	$94,250
Jeffrey R. Hultman	$43,833	$50,000	$93,833
Richard T. LeBuhn	$41,750	$50,000	$91,750
Robert J. Majteles	$48,833	$50,000	$98,833
Robert W. Sundius Jr. (2)	$28,000	$—	$28,000

(1)	This column represents the grant date fair value of restricted stock units granted to the non-employee directors in fiscal 2010, in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. On September 14, 2009, each of our non-employee directors was granted 17,301 restricted share units of the Company’s common stock under the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), which awards vest ratably on each of the first four anniversaries of the grant dates. As of January 31, 2010, the aggregate amount of restricted share units outstanding for each of the current non-employee directors was 17,301 and the aggregate amount of options outstanding on such date was 59,000, 66,500, 15,000 and 15,000 for Messrs. Griffin, Hultman, LeBuhn and Majteles, respectively. Amounts shown reflect accounting expenses and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(2)	Mr. Sundius served as a director until the 2009 Annual Meeting of Shareholders held on August 20, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth information concerning the beneficial ownership of the Company’s common stock as of May 27, 2010 by:
•	each member of the Company’s Board of Directors;

•	each of the Company’s executive officers named in the “Summary Compensation Table” included in the “Executive Compensation” section of this Proxy Statement (collectively, the “Named Executive Officers”);

•	all directors and executive officers as a group; and

•	each person or entity known to the Company that beneficially owns more than 5 percent of the Company’s common stock.
     Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address of each beneficial owner is c/o Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, California, 92630. Unless otherwise indicated below, the Company believes that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the shareholder’s name.
     The percentages of common stock beneficially owned are based on 7,326,569 shares of common stock outstanding at May 27, 2010.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class
Robert J. Majteles	15,000	(1)	*
Gerald D. Griffin	66,073	(1)	*
Jeffrey R. Hultman	66,500	(1)	*
Samuel M. Inman, III	67,500	(1)	*
Richard T. LeBuhn	7,500	(1)	*
Winston E. Hickman	15,000	(1)	*
Thomas W. Lanni	55,000	(1)	*
All Directors and Executive Officers as a group (9 persons)	365,989	(1)	4.8%
T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. 100 East Pratt Street Baltimore, MD 21202	727,223	(2)	9.9%
Gruber & McBaine Capital Management, LLC Jon D. Gruber J. Patterson McBaine Eric Swergold 50 Osgood Place, Penthouse San Francisco, CA 94133	515,023	(3)	7.0%
Broadwood Partners, L.P. Broadwood Capital, Inc. Neal Bradsher 724 Fifth Avenue, 9th Floor New York, New York 10019	1,564,136	(4)	21.3%
Austin W. Marxe and David M. Greenhouse 153 East 53rd St. 55th Floor New York, NY 10022	1,256,306	(5)	17.1%
Elkhorn Partners Limited Partnership P. O. Box 818 Elkhorn, NE 68022	690,722	(6)	9.4%

*	Indicates less than 1 percent of the outstanding shares of common stock.

(1)	Includes shares which the person or group has the right to acquire within 60 days of May 27, 2010. For Messrs. Majteles, Griffin, Hultman, Inman, LeBuhn, Hickman and Lanni, 15,000, 59,000, 66,500, 67,500, 7,500, 15,000, and 55,000 shares listed in this column, respectively, include shares which may be acquired through the exercise of stock options. For all current directors and executive officers as a group, the shares indicated in this column include an aggregate of 356,500 shares that may be acquired through the exercise of stock options. For Messrs. Griffin and Hultman options to acquire 7,500 and 15,000 shares, respectively, at an exercise price of $20.04 will expire within 60 days of May 27, 2010.

(2)	Based on a Schedule 13G (Amendment 17) filed with the SEC on February 12, 2010. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 670,000 shares), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(3)	Based on a Schedule 13G filed with the SEC on February 2, 2010 on behalf of Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Eric Swergold. GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipts of dividends from, or the proceeds from the sale of the stock. Mr. Gruber and Mr. McBaine are the managers, controlling persons, and portfolio managers of GMCM. Collectively, GMCM, Mr. Gruber, Mr. McBaine and Mr. Swergold hold shared voting and dispositive power for 379,404 shares. Mr. Gruber and Mr. McBaine hold sole voting and dispositive power for 66,172 and 69,447 shares, respectively. No individual client of GMCM holds more than five percent of the outstanding stock.

(4)	Based on a Schedule 13D (Amendment 9) filed with the SEC on April 29, 2008 by Broadwood Partners, L.P. (“Broadwood Partners”), Broadwood Capital, Inc. (“Broadwood Capital”), the general partner of Broadwood Partners and Neal C. Bradsher, the President of Broadwood Capital. Broadwood Partners and Broadwood Capital have shared power voting and dispositive power for 1,548,636 shares; however, Broadwood Partners and Broadwood Capital specifically disclaim beneficial ownership of such shares. Neal C. Bradsher has the sole voting and dispositive power for 15,500 shares and the shared voting and dispositive power for 1,548,636 shares.

(5)	Based on a Schedule 13G (Amendment 4) filed with the SEC by Austin W. Marxe and David M. Greenhouse on February 13, 2009 with respect to shares owned by various Special Situations funds. Mr. Marxe and Mr. Greenhouse share sole voting and dispositive power over 274,168 shares owned by Special Situations Cayman Fund, L.P., 769,611 shares owned by Special Situations Fund III QP, L.P., 35,606 shares owned by Special Situations Technology Fund, L.P. and 176,921 shares owned by Special Situations Technology Fund II, L.P.

(6)	Based on a Schedule 13D (Amendment 7) filed with the SEC on July 2, 2008 by of Elkhorn Partners Limited Partnership, which has sole voting and dispositive power for 690,722 shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s executive officers, directors and persons that own more than 10 percent of the Company’s common stock are required to file with the SEC reports of ownership and changes in ownership of common stock and furnish the Company copies of all such reports. The Company believes that during fiscal 2010, its executive officers, directors and persons that owned more than 10 percent of the Company’s common stock complied with the Section 16(a) reporting requirements on a timely basis, based on the reports received by the Company or written certifications received by the Company from its executive officers and directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS
     The following table sets forth information as of May 27, 2010 concerning the executive officers of the Company (other than Mr. Inman, whose biographical information appears in the disclosure under the Election of Directors section above) and its principal subsidiary, Comarco Wireless Technologies, Inc. The officers serve at the pleasure of the Board of Directors, subject to the terms of any employment or severance compensation agreements with the Company.

Name	Age	Position
Winston E. Hickman	67	Vice President and Chief Financial Officer
Thomas W. Lanni	57	Vice President and Chief Technology Officer
Donald L. McKeefery	48	Vice President — Manufacturing & Operations
Fredrik L. Torstensson	40	Vice President of Sales and Marketing
     Mr. Hickman was appointed interim Chief Financial Officer on March 23, 2008 and on July 3, 2008, the Board of Directors acted to remove the “interim” designation and confirmed his appointment as Vice President and Chief Financial Officer. Since June 2003, Mr. Hickman has served as a director of SRS Labs, Inc., a company that develops and licenses audio enhancement, voice processing and surround sound technology solutions. Mr. Hickman served as Executive Vice President and Chief Financial Officer of Ashworth, Inc., a designer of golf-inspired lifestyle sportswear, from February 2006 to November 2006. He was Executive Vice President and Chief Financial Officer of REMEC, Inc., a manufacturer of components and subsystems for wireless communications, from November 2003 to September 2005. Mr. Hickman served as Chief Financial Officer and a member of the Board at Paradigm Wireless System, Inc. from May 2000 to November 2003. (Paradigm was acquired by REMEC in November 2003.) He also served as Senior Vice President and Chief Financial Officer for Pacific Scientific from 1997 to 1998. He held the position of Vice President of Finance at Allied Signal, an aerospace, automotive and engineering company that has since merged with Honeywell, and Rockwell International, a former defense company that has since been spun off into several separate companies. Mr. Hickman worked for these companies during the period from 1971 to 1992.
     Mr. Lanni joined the Company in 1994 as General Manager for the ChargeSource Division. In February 2004 he became Vice President and Chief Technology Officer. Mr. Lanni has more than 27 years experience in the technology of power systems. From 1992 to 1994, he was President of Power Conversion Technologies, Inc. (“PCTI”), a company that provides advanced power electronics solutions to military and commercial industrial customers. From 1987 to 1992, he was Vice President of Engineering at Bruno New York Industries, Inc., a military weaponry specialist firm. From 1982 to 1987, he was Engineering Group Leader at Aerospace Avionics, Inc., a company whose various manufacturing activities are carried out through its Aerospace, Specialty Engineering, Medical and Detection divisions.
     Mr. McKeefery joined the Company in February 2005 as Director of Operations for the Wireless Test Solutions and Call Box Divisions (both of which were sold during fiscal 2009), and was promoted to Vice President — Manufacturing & Operations in May 2008. From August 1997 to February 2005, Mr. McKeefery held various management positions with Western Digital Corporation, a company that designs, manufactures and sells hard drives for the computer and consumer industries. From January 1996 to August 1997, he was the North American Service Manager for EDAP Technomed, Inc. (now EDAP TMS S.A.), a company that designs, manufactures and sells minimally invasive medical devices for the treatment of urological diseases to hospitals, clinics and private practices. From 1989 to 1996, he held various and progressive positions in the manufacturing division of Beckman Instruments, Inc. (now Beckman Coulter, Inc.), a leading provider of clinical and biomedical devices.
     Mr. Torstensson joined the Company as Vice President of Sales and Marketing in July 2003. Mr. Torstensson has more than 15 years of experience in international sales and marketing, product management and executive management. From August 2002 to July 2003, he was Vice President of International Sales and Marketing at Kyocera Wireless. From 1999 to August 2003, he was General Manager for North America and Executive Vice President of Sales and Marketing for OZ Communication, a mobile applications development company. Prior to this position, from 1996 to 1999, he was the Director of Business Development with Ericsson, a provider of telecommunication and data communication systems.
     There are no family relationships among any of the Company’s executive officers and directors.

EXECUTIVE COMPENSATION
     The information contained in this “Executive Compensation” section of the Proxy Statement includes a description of the compensation and other benefits paid to the Named Executive Officers for fiscal 2010. The Summary Compensation Table and the Outstanding Equity Awards at Fiscal 2010 Year-End Table that follow provide compensation information for Samuel M. Inman, III, our current President and Chief Executive Officer, and our other two most highly compensated executive officers in fiscal 2010, Winston E. Hickman and Thomas W. Lanni.
Summary Compensation Table
     The following table sets forth the total compensation paid or earned by each of the three Named Executive Officers of the Company for fiscal 2010 and 2009. The amounts shown include compensation for services in all capacities that were provided to the Company including any amounts which may have been deferred.
Summary Compensation Table

				Option	All Other
Name and		Salary		Awards(1)	Compensation(2)	Total
Principal Position	Year	($)		($)	($)	($)
Samuel M. Inman, III(3)	2010	$480,000		$—	$38,341	$518,341
President & Chief Executive Officer	2009	$429,955	(4)	$188,168	$21,147	$639,270
Winston E. Hickman(5) Vice President &	2010	$360,000		$—	$38,120	$398,120
Chief Financial Officer	2009	$308,183	(6)	$53,762	$21,372	$383,317
Thomas W. Lanni Vice President & Chief Technology Officer Comarco	2010	$235,000		$—	$36,121	$271,121
Wireless Technologies, Inc.	2009	$235,000		$53,762	$44,321	$333,083

(1)	The amounts reported in this column equal the grant date fair value of each award as computed in accordance with The Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. A discussion of the assumptions used in calculating the grant date fair value of these stock options can be found under Note 2 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. On November 12, 2008, Messrs. Inman, Hickman and Lanni were granted options under the 2005 Plan, to purchase 350,000, 100,000 and 100,000 shares, respectively, of the Company’s common stock at an exercise price of $1.09 per share. Such options vest with respect to 15% of the shares underlying the options on each of the first four anniversaries of the grant date and the remaining 40% of the shares underlying the options vest when the daily closing price of the Company’s common stock on The NASDAQ Global Market is $5.00 or greater for 90 consecutive days, if at all. Amounts shown reflect accounting expenses and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(2)	The amounts reported above under the heading “All Other Compensation” consist of the following:

	All Other Compensation ($)
		Insurance	Medical	Tax
Name	Year	Premiums	Expenses	Gross-Ups	401(k) Contributions	Total
Samuel M. Inman, III	2010	$30,841	$5,000	$2,500	$—	$38,341
	2009	$13,647	$5,000	$2,500	$—	$21,147
Winston E. Hickman	2010	$21,892	$2,768	$1,210	$12,250	$38,120
	2009	$13,272	$—	$—	$8,100	$21,372
Thomas W. Lanni	2010	$29,876	$3,862	$1,931	$452	$36,121
	2009	$25,321	$5,000	$2,500	$11,500	$44,321

“Medical Expenses” represents cash payments attributable to reimbursement of out-of-pocket medical expenses. “Tax Gross-Ups” represents cash payments made to reimburse executive officers for taxes imposed on Company reimbursed out-of-pocket medical expenses.

(3)	Mr. Inman was appointed interim President and Chief Executive Officer in March 2008 and the “interim” designation was removed in July 2008.

(4)	This amount includes $153,954 in management fees paid to Mr. Inman for his services as interim President and Chief Executive Officer from March 10, 2008 through July 3, 2008 pursuant to a management agreement between Mr. Inman and the Company. Mr. Inman became an employee of the Company on July 3, 2008 and began receiving a salary on such date.

(5)	Mr. Hickman was appointed interim Chief Financial Officer in March 2008 and the “interim” designation was removed in July 2008.

(6)	This amount includes $101,180 in management fees paid to Mr. Hickman for his services as interim Chief Financial Officer from March 23, 2008 through July 3, 2008 pursuant to a management agreement between Mr. Hickman and the Company. Mr. Hickman became an employee of the Company on July 3, 2008 and began receiving a salary on such date.
     In March 2010, the Board of Directors adopted the Comarco, Inc. Executive Incentive Bonus Plan (the “Bonus Plan”). In connection with adoption of the Bonus Plan, the Board took action to reduce, commencing May 1, 2010, the annual base salaries payable to the Company’s executive officers, including the Named Executive Officers, and to grant to the Company’s executive officers, including the Named Executive Officers, the right to receive performance awards under the Bonus Plan for fiscal 2011 based on the attainment of certain performance measures. For fiscal 2011, the quarterly “target” performance bonus amounts for Messrs. Inman, Hickman and Lanni are $38,750, $25,000 and $15,000, respectively. The actual amount of the performance awards which will be paid each quarter will be based upon a zone-based performance pay out schedule directly related to the achievement of the performance measures, which potential payout amounts range from 0% of the “target” amount to 200% of “target” amount for such bonuses.

2010 Outstanding Equity Awards at Fiscal Year-End Table
     The following table sets forth certain information with respect to grants of plan-based awards to the Named Executive Officers.

	Option Awards
				Equity Incentive Plan
				Awards: Number of
	Number of Securities Underlying			Securities Underlying
	Unexercised Options			Unexercised	Option
	Exercisable	Unexercisable		Unearned Options	Exercise Price	Option Expiration
Name	(#)	(#)		(#)	($)	Date
Samuel M. Inman, III	15,000	—		—	$6.19	7/16/2017
	52,500	297,500	(1)	—	$1.09	11/11/2018
Winston E. Hickman	15,000	85,000	(2)	—	$1.09	11/11/2018
Thomas W. Lanni	24,000	—		—	$23.667	4/12/2010
	10,000	—		—	$11.600	11/28/2011
	10,000	—		—	$9.890	2/3/2014
	15,000	5,000	(3)	—	$10.430	6/19/2016
	15,000	85,000	(2)	—	$1.09	11/11/2018

(1)	Of the shares underlying unvested options, 140,000 shares will vest when and if the closing price of the Company’s common stock on The NASDAQ Stock Market is $5.00 or greater for 90 consecutive days and the remaining 157,500 shares will vest ratably over three years on each of November 12, 2010, 2011 and 2012.

(2)	Of the shares underlying unvested options, 40,000 shares will vest when and if the closing price of the Company’s common stock on The NASDAQ Stock Market is $5.00 or greater for 90 consecutive days and the remaining 45,000 shares will vest ratably over three years on each of November 12, 2010, 2011 and 2012.

(3)	The shares underlying the 5,000 unvested options will vest on June 20, 2010.
Potential Payments Upon Change of Control
     Pursuant to the terms of the Amended and Restated Severance Compensation Agreement dated as of June 11, 2007, between the Company and Mr. Lanni, if, within 24 months following a “Change in Control” (as defined in the agreement), Mr. Lanni is terminated by us other than for “Cause” (as defined in the agreement) or ceases to be employed by us for reasons other than because of death, disability, retirement or Cause, or Mr. Lanni terminates his employment with us for “Good Reason” (as defined in the agreement), then he is entitled to receive a lump sum cash payment equal to the sum of his annual base salary plus his annual incentive compensation bonus that would be payable assuming 100 percent satisfaction of all performance goals thereunder. Assuming, hypothetically, that the relevant triggering events took place on January 31, 2010, the last day of fiscal 2010, Mr. Lanni would have been entitled to receive $235,000 under this agreement.
Employment Agreements
     On May 1, 2010, the Company entered into an Executive Employment Agreement (the “Inman Agreement”) with Mr. Inman and an Executive Employment Agreement (the “Hickman Agreement”) with Mr. Hickman.
     Pursuant to the Inman Agreement, beginning May 1, 2010 Mr. Inman’s annual base salary was reduced to $360,000. In addition, the Inman Agreement provides that Mr. Inman is entitled to a quarterly “target” cash performance bonus of $38,750 pursuant to the Bonus Plan. The actual amount of the performance bonuses which will be paid to Mr. Inman each quarter will be based upon a pay-out schedule directly related to the achievement of certain performance measures.
     The Inman Agreement also provides that Mr. Inman shall be entitled to participate in the Company’s benefit plans and receive a car allowance of $800 per month during the term of his employment.
     Pursuant to the Inman Agreement, in the event Mr. Inman is terminated by the Company without “Good Cause” (as defined in the agreement) during the “Severance Benefit Term” (as defined in the agreement), then Mr.

Inman shall be entitled to receive “Severance Pay” (as defined in the Inman Agreement) and the acceleration of the vesting of any remaining unvested stock options held by Mr. Inman set forth in a schedule to the Inman Agreement (such accelerated vesting is referred to as the “Inman Severance Equity Incentive”). In the event the Company terminates Mr. Inman for Good Cause during the Severance Benefit Period or during the two year period following a “Change of Control” (as defined in the agreement), then Mr. Inman shall not be entitled to any benefits other than certain accrued benefits earned by Mr. Inman as of the termination date. If Mr. Inman’s employment is terminated by the Company as a result of his disability or his death, then Mr. Inman (or his estate) shall be entitled to receive the Inman Severance Equity Incentive and accrued benefits.
     Mr. Inman has the right to terminate the Inman Agreement for “Good Reason” (as defined in the Inman Agreement) in the event Mr. Inman suffers a “Material Change” (as defined in the Inman Agreement) during the Severance Benefit Term. In this event, Mr. Inman shall be entitled to Severance Pay and the Inman Severance Equity Incentive.
     In the Inman Agreement, the “Severance Benefit Term” is defined as the period of three years following the execution of the agreement; provided, however, the Severance Benefit Term shall be automatically extended for a fourth year unless, prior to the expiration of the first three years, the Company gives Mr. Inman written notice of its election not to extend the Severance Benefit Term for a fourth year. The term “Severance Pay” is defined in the Inman Agreement as an amount equal to the “Severance Cash Payment” plus the amounts necessary to continue medical insurance under COBRA for up to eighteen months. The term “Severance Cash Payment” in the Inman Agreement means an amount equal to one and one half times the amount of Mr. Inman’s then annual cash salary and Mr. Inman’s then annual “target” cash performance bonus for the year in which the termination occurs.
     If a Change of Control occurs, the Company is not the surviving entity and Mr. Inman’s stock options are not assumed or replaced with substitute options, then Mr. Inman shall be entitled to the Inman Severance Equity Incentive. If a Change of Control occurs and in connection with the Change of Control or, during the two year period following such Change of Control, the Inman Agreement is terminated by the Company or any successor without Good Cause or if during such two year period there is a Good Reason Termination by Inman, then Mr. Inman shall be entitled to receive the Severance Pay and the Inman Severance Equity Incentive.
     The Inman Agreement also provides that Mr. Inman is to sign a separation agreement upon his termination in certain circumstances and contains provisions designed to protect the Company’s proprietary information.
     Pursuant to the Hickman Agreement, Mr. Hickman’s annual base salary was reduced to $260,000 commencing May 1, 2010. In addition, the Hickman Agreement provides that Mr. Hickman is entitled to a quarterly “target” cash performance bonus of $25,000 pursuant to the Bonus Plan for fiscal 2011. The actual amount of the performance bonuses which will be paid to Mr. Hickman each quarter will be based upon a pay-out schedule directly related to the achievement of certain performance measures.
     The Hickman Agreement also provides that Mr. Hickman shall be entitled to participate in the Company’s benefit plans and receive a car allowance of $600 per month for the term of his employment.
     The Company’s rights to terminate Mr. Hickman’s employment pursuant to the Hickman Agreement, Mr. Hickman’s rights to terminate the Hickman Agreement and many of the defined terms used in the Hickman Agreement are similar to those set forth in the Inman Agreement. In the event Mr. Hickman is terminated by the Company without Good Cause during the “Severance Benefit Term” (as defined in the Hickman Agreement), then Mr. Hickman shall be entitled to receive “Severance Pay” (as defined in the Hickman Agreement) and the acceleration of the vesting of any remaining unvested stock options held by Mr. Hickman set forth in a schedule to the Hickman Agreement (the “Hickman Severance Equity Incentive”). In the event the Company terminates Mr. Hickman for Good Cause during the Severance Benefit Period or during the two year period following a Change of Control, then Mr. Hickman shall not be entitled to any benefits other than certain accrued benefits earned by Mr. Hickman as of the termination date. In the event Mr. Hickman’s employment is terminated by the Company as a result of his disability or his death, then Mr. Hickman (or his estate) shall be entitled to receive the Hickman Severance Equity Incentive and accrued benefits.
     Under the Hickman Agreement, Mr. Hickman has the right to terminate the Hickman Agreement for “Good Reason” in the event Mr. Hickman suffers a “Material Change” (as defined in the Hickman Agreement) during the Severance Benefit Term. In this event, Mr. Hickman shall be entitled to Severance Pay and the Hickman Severance Equity Incentive.

     In the Hickman Agreement, the “Severance Benefit Term” is defined as the period of two years following the execution of the agreement; provided, however, the Severance Benefit Term shall be automatically extended for a third year unless, prior to the expiration of the first two years, the Company gives Mr. Hickman written notice of its election not to extend the Severance Benefit Term for a third year. The term “Severance Pay” is defined in the Hickman Agreement as an amount equal to the “Cash Payment” plus the amounts necessary to continue medical insurance under COBRA for up to eighteen months. The term “Severance Cash Payment” in the Hickman Agreement means an amount equal to Mr. Hickman’s then annual cash salary and Mr. Hickman’s then annual “target” cash performance bonus for the year in which the termination occurs.
     If a Change of Control occurs, the Company is not the surviving entity and Mr. Hickman’s stock options are not assumed or replaced with substitute options, then Mr. Hickman shall be entitled to the Hickman Severance Equity Incentive. If a Change of Control occurs and in the two year period following the Change of Control the Hickman Agreement is terminated by the Company or any successor without Good Cause or if during such two year period there is a Good Reason Termination by Mr. Hickman, then Mr. Hickman shall be entitled to receive the Severance Pay and the Hickman Severance Equity Incentive as provided in the Hickman Agreement.
     The Hickman Agreement also provides that Mr. Hickman is to sign a separation agreement upon his termination in certain circumstances and contains provisions designed to protect the Company’s proprietary information.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of January 31, 2010 with respect to shares of common stock that may be issued under the Company’s equity compensation plans.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities to		Under Equity
	be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(excluding securities
	Outstanding Options,	Outstanding Options,	reflected in the first
Plan Category	Warrants and Rights	Warrants and Rights	column)
Equity compensation plans approved by security holders	1,157,704	$3.85	132,421 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,157,704	$3.85	132,421 (1)

(1)	Number of shares of common stock available for future issuance is comprised of 625 shares under the Director Stock Option Plan and 131,796 shares under the 2005 Plan.

Item 2 on Proxy Card
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011
     The Audit Committee has appointed BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011 (“fiscal 2011”), and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting.
     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
     In the event that the shareholders do not ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2011, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified by the shareholders, the Audit Committee in its discretion may dismiss BDO Seidman, LLP as the Company’s independent registered public accounting firm and appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF BDO
SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2011.
Audit Fees
     The aggregate fees incurred and payable to BDO Seidman, LLP for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements during fiscal 2010 and the fiscal year ended January 31, 2009 (“fiscal 2009”) were approximately $175,000 and $443,000, respectively.
Audit-Related Fees
     No audit-related fees were paid to BDO Seidman, LLP for fiscal 2010 or fiscal 2009.
Tax Fees
     No professional services fees relating to tax advice were paid to BDO Seidman, LLP during fiscal 2010. The aggregate fees incurred and payable to BDO Seidman, LLP during fiscal 2009 related to tax advice totaled approximately $8,000.
All Other Fees
     The Company incurred fees payable to BDO Seidman, LLP for services relating to background checks in the amount of $31,000 during fiscal 2009. No other fees were paid to BDO Seidman, LLP during fiscal 2010 and 2009.
Pre-Approval Policies and Procedures
     It is the Company’s policy that all audit and non-audit services to be performed by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee. All of the services provided in fiscal 2010 and 2009 were pre-approved.

AUDIT AND FINANCE COMMITTEE REPORT
     The Board has determined that each member of the Audit and Finance Committee is an “independent director,” as defined under the NASDAQ Listing Rules and Rule 10A-3(b) of the Exchange Act. The Board has determined that Mr. Hultman is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. In accordance with the written charter of the Audit and Finance Committee adopted by the Board, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
     It is not the duty or responsibility of the Audit and Finance Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Audit and Finance Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit and Finance Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit and Finance Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.
     The Audit and Finance Committee reviewed and discussed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” (“SAS 114”) and with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. The Audit and Finance Committee has discussed with BDO Seidman, LLP matters required to be discussed by SAS 114, as amended or supplemented. The Committee received from the independent registered public accounting firm the written disclosure and letter required by Rule 3520 of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm, their independence.
     The Audit and Finance Committee reviewed and discussed the audited financial statements of the Company as of and for fiscal 2010, with the Company’s management and independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.
     Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit and Finance Committee recommended to the Board that the Company’s financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2010, for filing with the SEC.
THE AUDIT AND FINANCE COMMITTEE
Gerald D. Griffin, Chairman
Jeffrey R. Hultman, Member
Robert J. Majteles, Member
     The foregoing Audit and Finance Committee Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.

SUBMISSION OF SHAREHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS FOR THE 2011 ANNUAL MEETING
          The Company’s Amended and Restated Bylaws set forth certain procedures for shareholder nominations of directors and shareholder proposals for business at an annual meeting of shareholders, which are referred to herein as the Nomination Procedures and Proposal Procedures, respectively.
Nominations for Directors at the 2011 Annual Meeting
     No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board or any duly authorized committee thereof or (b) by any shareholder of the Company who is a holder of record on the record date for such meeting and complies with the Nomination Procedures.
     Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in the Company’s Amended and Restated Bylaws (as the same may be amended and/or restated from time to time). Under the Nomination Procedures currently in effect, to be timely, such notice must be received not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s annual meeting of shareholders; provided, however, that if the annual meeting is convened more than 30 days before, or delayed by more than 30 days after, the one-year anniversary of the immediately preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be received by the Corporate Secretary at the above address not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which the date of such meeting is first publicly announced. Therefore, in order to be timely for the 2011 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 19, 2011 and not later than April 18, 2011, assuming that the 2011 annual meeting is held within 30 days of June 23, 2011. If you would like to submit a nomination or would like a copy of the requirements for nominations by shareholders contained in the Company’s Amended and Restated Bylaws, please direct your request in writing to: Comarco, Inc., attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.
Shareholder Proposals for the 2011 Annual Meeting
     Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be (a) by or at the direction of the Board or (b) by any shareholder who is a holder of record on the record date of such meeting and who complies with the Proposal Procedures.
     If you would like the Company to consider including a proposal in the Company’s proxy materials relating to the annual meeting of shareholders to be held in 2011, your written proposal must be received no later than January 27, 2011. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to: Comarco, Inc., attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.
     Shareholder proposals must be made in writing and must comply with all of the applicable requirements contained in the Company’s Amended and Restated Bylaws (as the same may be amended and/or restated from time to time). In order to comply with the Proposal Procedures currently in effect, to be timely, such notice must be received not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s annual meeting of shareholders; provided, however, that if the annual meeting is convened more than 30 days before, or delayed by more than 30 days after, the one-year anniversary of the immediately preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be received by the Corporate Secretary at the above address not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which the date of such meeting is first publicly announced. Therefore, in order to be timely for the 2011 annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than March 19, 2011 and not later than April 18, 2011, assuming that the 2011 annual meeting is held within

30 days of June 23, 2011. If you would like to submit a nomination or would like a copy of the requirements for nominations by shareholders contained in the Company’s Amended and Restated Bylaws, please direct your request in writing to: Comarco, Inc., attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.
OTHER MATTERS
     The Board of the Company does not know of any matter to be acted upon at the meeting other than the matters described above. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in accordance with their judgment.
ANNUAL REPORT
     The Company’s 2010 Annual Report to Shareholders is enclosed with this Proxy Statement.
     You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to: Comarco, Inc., attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.
     IN ORDER TO AVOID ADDED EXPENSE OR ADDITIONAL SOLICITATION OF PROXIES, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Alisha K. Charlton
Alisha K. Charlton, Secretary
Lake Forest, California
June 1, 2010

COMARCO, INC.

C123456789

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 23, 2010.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/cmro**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

01	02	03	04	05
☐	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C 1234567890 JNT

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

017EXC

.MMMMMMMMMMMMCOMARCO,INC.MMMMMMMMMMMMMMMC123456789000004 000000000.000000ext000000000.000000extMMMMMMMMM000000000.000000ext000000000.000000ext MRASAMPLEDESIGNATION(IFANY)000000000.000000ext000000000.000000extADD1 ElectronicVotingInstructionsADD2ADD3YoucanvotebyInternetortelephone!ADD4 Available24hoursaday,7daysaweek! ADD5Insteadofmailingyourproxy,youmaychooseoneofthetwovotingADD6methodsoutlinedbelowtovoteyourproxy.V ALIDATIONDETAILSARELOCATEDBELOWINTHETITLEBAR.ProxiessubmittedbytheInternetortelephonemustbereceivedb y1:00a.m.,CentralTime,onJune23,2010.VotebyInternet •LogontotheInternetandgotowww.investorvote.com/cmro•Followthestepsoutlinedonthesecuredwebsite. Votebytelephone •Calltollfree1-800-652-VOTE(8683)withintheUSA,USterritories&Canadaanytimeonatouchtonetelephone.There isNOCHARGEtoyouforthecall.Usingablackinkpen,markyourvoteswithanXasshowninX •Followtheinstructionsprovidedbytherecordedmessage.thisexample.Pleasedonotwriteoutsidethedesignateda reas.AnnualMeetingProxyCard1234567890123453 IFYOUHAVENOTVOTEDVIATHEINTERNETORTELEPHONE,FOLDALONGTHEPERFORATION,DETACHANDRETURNTHEBOTTOMPORTIONIN THEENCLOSEDENVELOPE.3 AProposals—TheBoardofDirectorsrecommendsavoteFORallthenomineeslistedandFORProposal2. 1.ElectionofDirectors:01-GeraldD.Griffin02-JeffreyR.Hultman03-SamuelM.Inman,III04-RichardT.LeBuhn05- RobertJ.Majteles+ MarkheretovoteFORallnomineesMarkheretoWITHHOLDvotefromallnominees0102030405ForAllEXCEPT-Towithholdav oteforoneormorenominees,marktheboxtotheleftandthecorrespondingnumberedbox(es)totheright.ForAgainstAb stain2.TORATIFYTHEAPPOINTMENTOFBDOSEIDMAN,LLPASTHE3.INTHEIRDISCRETION,THEPROXIESAREAUTHORIZEDTOCOMPA NY’SINDEPENDENTREGISTEREDPUBLICACCOUNTINGFIRMVOTEUPONSUCHOTHERBUSINESSASMAYPROPERLYFORTHEFISCALYEARE NDINGJANUARY31,2011.COMEBEFORETHEMEETING.BNon-VotingItems ChangeofAddress—Pleaseprintnewaddressbelow. CAuthorizedSignatures—Thissectionmustbecompletedforyourvotetobecounted.—DateandSignBelow Pleasesignexactlyasname(s)appearshereon.Jointownersshouldeachsign.Whensigningasattorney,executor,adm inistrator,corporateofficer,trustee,guardian,orcustodian,pleasegivefulltitle.Date(mm/dd/yyyy)—Please printdatebelow.Signature1—Pleasekeepsignaturewithinthebox.Signature2—Pleasekeepsignaturewithinthebox .C1234567890JNT MRASAMPLE(THISAREAISSETUPTOACCOMMODATE140CHARACTERS)MRASAMPLEANDMRASAMPLEANDMRASAMPLEANDMRASAMPLEAND MRASAMPLEANDMMMMMMM1UPX0260261MRASAMPLEANDMRASAMPLEANDMRASAMPLEAND+017EXC

.Comarco’sProxyStatementandAnnualReportareavailableonlineatwww.edocumentview.com/cmro. 3 IFYOUHAVENOTVOTEDVIATHEINTERNETORTELEPHONE,FOLDALONGTHEPERFORATION,DETACHANDRETURNTHEBOTTOMPORTIONIN THEENCLOSEDENVELOPE.3Proxy—COMARCO,INC. THISPROXYISSOLICITEDONBEHALFOFTHEBOARDOFDIRECTORSFORTHEANNUALMEETINGOFSHAREHOLDERSCALLEDFORJUNE23,20 10ANDMAYBEREVOKEDPRIORTOITSEXERCISE Theundersignedshareholder(s)ofCOMARCO,Inc.(“theCompany”)aCaliforniacorporation,havingreceivedtheNoti ceofAnnualMeetingofShareholdersandProxyStatementdatedJune1,2010,herebyrevokesallpreviousproxiesandap pointsSamuelM.Inman,IIIandRobertJ.Majteles,oreitherofthem,actingsingly,asattorneys-in-factandproxies ,eachwiththepowertoappointasubstitute,andherebyauthorizesthem,andeachofthem,torepresenttheundersigne dattheAnnualMeetingofShareholdersofCOMARCO,Inc.tobeheldonJune23,2010at10:30AM(localtime)attheCompany ’sofficesat25541CommercentreDrive,Suite250,LakeForest,CA92630andatanyadjournment(s)orpostponement(s) thereof,andtovoteallsharesofCommonStockwhichtheundersignedwouldbeentitledtovotethereatonallmattersse tforthonthereverseside,asdescribedintheaccompanyingProxyStatement.IntheeventtheDirectorsaretobeelect edbycumulativevoting,theproxieswillhavethediscretiontocumulatevotesandtodistributesuchvotesamongallo ranynominees(orifauthoritytovoteforanynomineeornomineeshasbeenwithheld,amongtheremainingnominees,ifa ny)inwhatevermannertheydeemappropriate.THISPROXYWHENPROPERLYEXECUTEDWILLBEVOTEDINTHEMANNERDIRECTEDHE REINBYTHEUNDERSIGNEDSHAREHOLDER.IFNODIRECTIONISMADE,THISPROXYWILLBEVOTED1)FORALLOFTHEDIRECTORNOMINEE SLISTEDINPROPOSAL1,2)FORTHERATIFICATIONOFTHEAPPOINTMENTOFBDOSEIDMAN,LLPASTHECOMPANY’SINDEPENDENTREGI STEREDPUBLICACCOUNTINGFIRM,AND3)INACCORDANCEWITHTHEIRBESTJUDGMENTWITHRESPECTTOANYOTHERMATTERSWHICHMA YPROPERLYCOMEBEFORETHEMEETING.INTHEEVENTONEORMORENOMINEESFORDIRECTORLISTEDINPROPOSAL1ONTHEREVERSESID EISUNABLETOORDECLINESTOSERVEASADIRECTORATTHETIMEOFTHEANNUALMEETING,THISPROXYWILLBEVOTEDFORTHEELECTIO NOFSUCHPERSON(S)ASSHALLBEDESIGNATEDBYTHECOMPANY’SBOARDOFDIRECTORS,IFANY.IMPORTANT–PLEASEMARK,SIGN,DA TE,ANDRETURNTHISPROXYINTHEACCOMPANYINGPREPAIDENVELOPE

COMARCO, INC. Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01 — Gerald D. Griffin 02 — Jeffrey R. Hultman 03 - Samuel M. Inman, III 04 — Richard T. LeBuhn 05 — Robert J. Majteles + Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY FOR THE FISCAL YEAR ENDING JANUARY 31, 2011. COME BEFORE THE MEETING. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 0 2 6 0 2 6 2 + 017EYD

Comarco’s Proxy Statement and Annual Report are available online at www.edocumentview.com/cmro. 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — COMARCO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR JUNE 23, 2010 AND MAY BE REVOKED PRIOR TO ITS EXERCISE The undersigned shareholder(s) of COMARCO, Inc. (“the Company”) a California corporation, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 1, 2010, hereby revokes all previous proxies and appoints Samuel M. Inman, III and Robert J. Majteles, or either of them, acting singly, as attorneys-in-fact and proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them, to represent the undersigned at the Annual Meeting of Shareholders of COMARCO, Inc. to be held on June 23, 2010 at 10:30 AM (local time) at the Company’s offices at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement. In the event the Directors are to be elected by cumulative voting, the proxies will have the discretion to cumulate votes and to distribute such votes among all or any nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 1) FOR ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, 2) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND 3) IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON(S) AS SHALL BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY. IMPORTANT – PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE